EXHIBIT 10.39

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by a series of asterisks.

RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT

BETWEEN

NEOSE TECHNOLOGIES, INC.

AND

NOVO NORDISK A/S

DATED AS OF NOVEMBER 17, 2003

EXHIBIT 10.39

EXHIBIT 10.39

RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT

This RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT (“Agreement”), is dated as of November 17, 2003, between Neose Technologies, Inc., a Delaware corporation (“Neose”), and Novo Nordisk A/S, a Danish corporation (“Novo”).

BACKGROUND

Neose has developed and continues to develop proprietary technologies and related know-how for the glycosylation, design and remodeling of proteins, peptides and antibodies. Such glycomodelling technologies are including but not limited to GlycoAdvanceTM, GlycoPEGylation™ and GlycoConjugation™ technologies. Neose and Novo are parties to an Option Agreement, dated December 10, 2002, whereby Novo has an exclusive option to negotiate a license to use Neose’s technologies to develop next generation ****** in collaboration with Neose. Novo now wishes to exercise such option under the terms and conditions of this Agreement, which includes, among other things, further research and development, scale-up and technology transfer activities by Neose, and the grant of rights to Novo under certain patents and know-how owned or controlled by Neose for use in connection with the development and commercialization of ******.

Contemporaneously with the execution and delivery of this Agreement, Neose and Novo are entering into another Research, Development and License agreement regarding ****** ******.

TERMS

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained in this Agreement, and intending to be legally bound hereby, Novo and Neose agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined shall have the meaning set forth in this Section 1.

1.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. Without limiting the foregoing, a Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Person.

1.2 “Blocking Patent” means any Patent Rights claimed to be owned or Controlled by a Third Party with respect to which Patent Rights an assertion is being made by or on behalf of the Third Party that the use of the Neose Technology under this Agreement infringes such Person’s Patent Rights.

1.3 “Calendar Quarter” means any of the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31 during the Term.

1.4 “Calendar Year” shall mean the respective periods of twelve (12) consecutive calendar months ending on December 31 during the Term.

1.5 “Commercially Reasonable Efforts” shall mean efforts and resources normally used by a Party in similar undertakings, taking into account the proprietary position of the product or technology involved, the regulatory structure involved, the profitability of such undertaking, the competitiveness of the relevant marketplace, and other relevant factors.

1.6 “Commercial Sale” means any sale of a New Product by Novo, its Affiliates, or Sublicensees to a Person other than their respective Affiliates or Neose.

1.7 “Confidential Information” shall mean any of the Disclosing Party’s proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, the identity of the Novo Materials, information relating to the Novo Materials, service plans, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to the Recipient by or on behalf of the Disclosing Party, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property.

1.8 “Control” or “Controlled” means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of an agreement or other arrangement with a Third Party existing before or after the Effective Date.

1.9 “Designated Representative” means, in the case of Neose, its Senior Vice President, Business and Commercial Development, or such other person designated by Neose in writing from time to time to Novo, and, in the case of Novo, its Executive Vice President and Chief Science Officer, or other such other person designated by Novo in writing from time to time to Neose.

1.10 “Disclosing Party” is used as defined in Section 9.1.

1.11 “Effective Date” shall mean the later of (i) the date of execution of this Agreement by both Parties or (ii) if notification is required to be made under the HSR Act, the expiration or earlier termination of any notice and waiting period under the HSR Act.

1.12 “****** Agreement” means the Research, Development and License Agreement between Neose and Novo with respect to ******, which is being entered into contemporaneously with the execution of this Agreement.

1.13 “FDA” means the United States Food and Drug Administration and any successor agency.

1.14 “Field of Use” means the development and commercial manufacture of New Products for ******.

1.15 “GMPs” shall mean current good manufacturing practices for the methods to be used in, and the facilities and controls to be used for, the manufacture, processing, packing and holding of biological products, all as set forth from time to time by the FDA, including all amendments and supplements thereto throughout the term of this Agreement.

1.16 “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.17 “Improvements” means any and all developments, discoveries, inventions, additions, amendments, modifications, ideas, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, conceived, developed or reduced to practice, that improve or beneficially change, or enhance the economic and technical attributes of, any Know-How or Patent Rights or any process, device or composition.

1.18 “IND” means an application for an Investigational Exemption for a New Drug filed with the FDA, or any comparable filing made with a regulatory authority outside the United States.

1.19 “Joint Improvements” means any and all Improvements made, conceived or reduced to practice jointly by Neose and Novo in the conduct of the Work Plan under this Agreement, whether patentable or not, other than Neose Improvements and Novo Improvements.

1.20 “Know-How” means any and all formulae, procedures, processes, methods, designs, know-how, show-how, trade secrets, discoveries, inventions (whether or not patentable), patent applications, licenses, software and source code, programs, prototypes, designs, discoveries, techniques, methods, ideas, concepts, data, engineering and manufacturing information, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints and parts lists and other proprietary information, rights and works of authorship, whether or not reduced to writing.

1.21 “M1 Profile for the New ****** Product” means the parameters for candidate selection required for ****** set forth on Exhibit 1.21, as amended from time to time in accordance with Section 2.2.

1.22 “M1 Profile for the New ****** Product” means the parameters for candidate selection required for ****** set forth on Exhibit 1.22, as amended from time to time in accordance with Section 2.2.

1.23 “Mutual Nondisclosure Agreement” means the Amended and Restated Mutual Nondisclosure Agreement between the Parties dated November 25, 2002.

1.24 “Neose Improvements” means any and all Improvements relating to the Neose Technology made, conceived, or reduced to practice by (i) either Neose or Novo or both in the conduct of the Work Plan under this Agreement or (ii) Neose or jointly by Neose and Novo under this Agreement, in each case, other than the Novo Materials, the Novo Materials modified using the Neose Technology and New Products.

1.25 “Neose Patents” means all Patent Rights relating to methods and processes for glycosylation design and remodeling of proteins, peptides and antibodies that are Controlled by Neose, including, but not limited to, (i) the Patent Rights listed in Exhibit 1.25, (ii) the Patent Rights developed by Neose in the conduct of the Work Plan during the Term of this Agreement, and (iii) any later acquired Patent Rights Controlled by Neose and used to develop any New Product.

1.26 “Neose Project-Related Costs” means Neose’s costs of conducting the Work Plan, which shall be determined in accordance with this Agreement and calculated as follows: (i) with respect to personnel, at the rate of ******; and (ii) with respect to materials, at the ******.

1.27 “Neose Technology” means the Neose Patents and any Know-How Controlled by Neose relating to methods and processes for the ******, including, without limitation, its GlycoAdvance™, GlycoPEGylation™ and GlycoConjugation™ technologies, and other ****** processes, and all Know-How resulting from work conducted by Neose during the Term.

1.28 “Net Sales” means proceeds from Commercial Sales of New Products by Novo, its Affiliates or Sublicensees to Third Parties, after deducting (to the extent actually incurred or reasonably estimated and accrued in accordance with Generally Accepted Accounting Principles in the United States and to the extent not already deducted in the amount invoiced): (i) reasonable trade, cash and quantity discounts or rebates (other than price discounts granted at the time of sale), reasonable service allowances and reasonable required agent’s commissions, if any, allowed or paid, (ii) credits or allowances actually given or made for rejection or return of previously sold products or for retroactive price reductions (including Medicare, Medicaid, and/or discounts and similar types or rebates and/or discounts), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount (excluding income and franchise taxes), as adjusted for rebates and refunds, and (iv) charges actually incurred for freight and insurance directly related to the distribution of New Products (excluding amounts reimbursed by Third Party customers). A “Commercial Sale of a New Product” is deemed to occur when the invoice is issued, or if no invoice is issued, upon the earlier of shipment or transfer of title in the New Product to a Third Party. In the event that New Product is sold or distributed for use in combination with or as a component of another product or products (a “Combination Product”), the calculation of Net Sales from such Combination Product shall be determined as set forth below:

If all of the active ingredient components of a Combination Product are also sold separately and in identical strengths to those contained in the Combination Product, then the following shall apply: Net Sales shall be calculated as set forth above on the basis of the gross invoice price of a New Product containing the same weight of the licensed active ingredient constituent sold independently [A], divided by the sum of the gross invoice price of all of the active ingredient constituents sold independently [B + A], multiplied by the gross invoice price of the Combination Product, as shown by the following formula:

Net Sales =	[A]	x [gross invoice price of the Combination Product]
[B + A]

The distribution costs associated with any Combination Product will be allocated in the same proportion among the licensed active ingredient components and all other active ingredient components.

If the active ingredient components of a Combination Product are not sole separately in identical strengths to those contained in the Combination Product, then the parties agree to negotiate in good faith the calculation of Net Sales with regard to such Combination Product.

1.29 “New ****** Product” shall mean any Novo Materials described in clause (i) of Section 1.33 modified by using the Neose Technology.

1.30 “New ****** Product” shall mean any Novo Materials described in clause (ii) of Section 1.33 modified by using the Neose Technology.

1.31 “New Products” shall mean any and all New ****** Products and New ****** Products, collectively.

1.32 “Novo Improvements” means any and all Improvements that are related to the Novo Materials and/or any of the New Products made, conceived or reduced to practice by Novo or Neose or both, other than Neose Improvements.

1.33 “Novo Materials” mean any and all forms of (i) ******, including, but not limited to, ******, such as ****** substances, or (ii) ******, including, but not limited to, ******, such as ****** substances.

1.34 “Novo Technology” means the Patent Rights and Know-How Controlled by Novo relating to the Novo Materials.

1.35 “Ownership Rights” means any and all right, title and interest under patent, copyright, trade secret and trademark law, or any other intellectual property or other law, in and to any Know-How, Patent Rights, or Improvements.

1.36 “Parties” means Neose and Novo, collectively.

1.37 “Party” means Neose or Novo, as the context requires, or each of Neose and Novo, individually.

1.38 “Patent Rights” shall mean individually and collectively any and all patents and/or patent applications and provisional applications, all inventions disclosed therein, and any and all continuations, continuations-in-part, continued prosecution applications, divisions, renewals, patents of addition, reissues, confirmations, registrations, revalidations, revisions and re-examinations thereof, utility models, petty patents, design registrations and any and all patents issuing therefrom and any and all foreign counterparts thereof and extensions of any of the foregoing including without limitation extensions under the U.S. Patent Term Restoration Act, extensions under the Japanese Patent Law, and Supplementary Protection Certificates (SPCs) according to Counsel Regulation (EEC) No. 1768/92 and similar extensions for other patents under any applicable law in any country of the world.

1.39 “Permit” means any governmental or regulatory filing, submission, approval, permit or license that is required by applicable law in any jurisdiction worldwide for clinical trials, Commercial Sales or other use of any of the New Products.

1.40 “Person” means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, government, governmental agency, authority or instrumentality, or any other form of entity not specifically listed in this Agreement.

1.41 “Product-Candidate” means any new ****** product-candidate Controlled by Neose during the Term.

1.42 “Project” means the project to be conducted hereunder by the Parties in accordance with the Work Plan.

1.43 “Project Manager” means the project managers described in Section 2.4.1.

1.44 “Reagents” means the enzymes and sugar nucleotides required to use the Neose Technology in the manufacture of New Products.

1.45 “Recipient” is used as defined in Section 9.1.

1.46 “Regulated Market” means any jurisdiction worldwide that requires a Permit for clinical trials, Commercial Sales or any other use of a New Product.

1.47 “Regulatory Approval” means any marketing authorization (including authorizations approving a Biologics License Application) required for a New Product, exclusive of any pricing or third-party reimbursement approval.

1.48 “Required Agreement” means any agreement with a Sublicensee required under Section 5.1.3.

1.49 “Steering Committee” means the steering committee established pursuant to Section 2.4.2, or any successor group appointed by the Parties.

1.50 “Sublicensee” means a sublicensee of Novo’s rights under Section 5.

1.51 “Supply Agreement” means the supply agreement to be entered into between Neose and Novo in accordance with Section 8.

1.52 “Territory” means the world.

1.53 “Term” means the term of this Agreement, which shall commence on the Effective Date and shall expire or terminate as described in Section 12.

1.54 “Third Party” means any Person other than Novo, Neose, or their respective Affiliates.

1.55 “Valid Patent Claim” means a claim of an issued and unexpired patent forming part of the Neose Patents that has not been held revoked, unenforceable or invalid by a decision of a court or other government agency of competent jurisdiction, or unappealable or unappealed within the time allowed for appeal, or which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. For the purposes of determining royalties due and payment obligations under this Agreement, any claim being prosecuted in a pending patent application included in the Licensed Patents shall be deemed a Valid Patent Claim, provided that such claim is not pending for more than ****** in which the subject matter of the claim is disclosed, after which period it shall cease to be considered a Valid Patent Claim until the patent issues.

1.56 “Work Plan” means the Work Plan attached hereto as Exhibit 2.2, and, unless otherwise specified, as amended from time to time in accordance with Section 2.2.

2. CONDUCT OF THE PROJECT AND COMMERCIALIZATION EFFORTS

2.1 Conduct. Commencing promptly after the Effective Date, Neose and Novo will use Commercially Reasonable Efforts to carry out their respective obligations under the Work Plan.

2.2 Creation and Modification of Work Plan. Attached hereto as Exhibit 2.2 is the Work Plan, setting forth a project summary and timetable for the research and development, scale-up and technology transfer activities to be conducted under this Agreement. Neose shall be responsible for the development of validated, GMP processes for the production of Reagents for use in the manufacture of New Products and protocols for the use of the Reagents in the manufacture of New Products by Novo, all as set forth in Exhibit 2.2. The Work Plan may be amended or modified from time to time, but only in a writing signed by each Party’s Designated Representative and specifying the Parties’ estimate of any additional Neose Project-Related Costs that will be paid by Novo as a result of such amendment.

2.3 Funding

2.3.1 Estimate. The Neose Project-Related Costs are estimated to be ****** for each New Product of ****** in the aggregate, plus the cost of materials. This estimate is based upon the Work Plan set forth in Exhibit 2.2. If the Parties amend the Work Plan in a manner that requires any new product or service to be provided by Neose (e.g., a new Reagent, expression system, scale up activity) which is not currently incorporated in the Work Plan, the Parties shall agree in writing on any increase in the Neose Project-Related Costs that are authorized in connection with such amendment.

2.3.2 Payment. Novo will pay for the Neose Project-Related Costs quarterly in advance. No earlier than thirty (30) days before the beginning of each Calendar Quarter following the Effective Date, Neose will invoice Novo for such amount based on a budgeted estimate of Neose Project-Related Costs for such Calendar Quarter. Within thirty (30) days after the end of each Calendar Quarter following the Effective Date, Neose shall submit to Novo a written report setting forth the actual Neose Project-Related Costs for such Calendar Quarter, and shall, as applicable, pay to Novo any amounts paid by Novo for such Calendar Quarter in excess of the actual Neose Project-Related Costs shown in such report, or invoice Novo for any additional amounts owed hereunder. Novo will pay all invoices delivered under this Section 2.3 within ****** days after receipt.

2.4 Management of Project

2.4.1 Project Managers. Within thirty (30) days after the Effective Date, each of the Parties shall appoint a Project Manager, who will be its primary contact regarding the Project. The Project Managers shall keep each other reasonably informed of the progress under the Work Plan and shall be responsible for maintaining appropriate records of the deliberations and decisions of the Project Managers and the Steering Committee. The Project

Managers shall be responsible for overseeing and directing the day-to-day activities conducted at their respective sites in accordance with the Work Plan and suggesting changes for consideration by the Steering Committee. A Party may change its Project Manager at any time, and from time to time, effective upon notice to the other Party of such change.

2.4.2 Establishment and Responsibilities of Steering Committee. Promptly following the Effective Date, the Parties will establish a Steering Committee to monitor the progress of the Work Plan, to evaluate and recommend to the Parties any proposed amendments or modifications to the Work Plan and the costs thereof, to approve and monitor compliance with any publication policy provided to it by Novo, and to carry out all other obligations assigned to it under this Agreement or by the Parties. Each Party may designate a co-chairperson and secretary of the Steering Committee.

2.4.3 Action by Steering Committee and Dispute Resolution. The Steering Committee shall consist of such number of members and alternate members as the Parties may determine from time to time. Each Party shall appoint fifty percent (50%) of the permanent and alternate members of the Steering Committee. The members of the Steering Committee shall include members of senior management of each Party. The members of the Steering Committee representing a Party and present at a meeting shall have one vote, collectively. If the Steering Committee cannot reach agreement on any matter, ****** shall be entitled to ******; provided, however, that if the Steering Committee cannot reach agreement on any matter involving a change in the scope of work to be conducted by ****** under the Work Plan, the schedule of the work to be conducted by ****** under the Work Plan, or the ******, such dispute shall resolved in accordance with Section 13.

2.4.4 Changes to Steering Committee. Each Party may remove and replace its representatives on the Steering Committee at any time, without cause, upon written notice to the other Party. An alternate member designated by a Party shall be entitled to participate in the absence of a permanent member designated by such Party. All references to “members” in this Agreement refer to the then permanent members of the Steering Committee and any alternate member acting in the place of a permanent member.

2.4.5 Meetings. Regular meetings of the Steering Committee shall be scheduled by the Project Managers or the secretary of the Steering Committee designated by either Party. Special meetings of the Steering Committee may be called by the Project Managers or by any two or more members, at least one of whom represents each Party. Meetings may be in person or by teleconference or videoconference, and notice of meetings may be by email. Each Party will bear its own costs in connection with the management of the Project and the Steering Committee.

2.4.6 No Waiver. No action, nor any failure to act, by the Steering Committee shall alter, amend, waive or otherwise affect the obligations of the Parties under this Agreement. The Parties may amend this Agreement only in accordance with Section 15.6, and a Party may waive any of its right under this Agreement only in accordance with Section 15.9.

2.5 Cooperation. Throughout the Project, each Party shall cooperate with the other in the conduct of the Work Plan, and will provide such information in its possession or under its Control to the other Party as is reasonably necessary for the other Party to comply with and satisfy the requirements of any and all international, national, state, local or other laws, treaties, rules, procedures or regulations for purposes of this Agreement, or to carry out its obligations under this Agreement.

2.6 Permits. Prior to the commencement of any clinical trials, Commercial Sales or other use of any New Product in a Regulated Market, Novo shall obtain at its expense all Permits required for such activity in the applicable jurisdictions. Novo shall submit all applications for Permits for the New Products in the name of Novo or its Affiliates. Novo shall hold all such Permits, if and when granted, in its name alone. Neose, at Novo’s expense, shall provide reasonable assistance and technical support to Novo in obtaining the Permits for the New Products. Novo shall pay all expenses with respect to obtaining the Permits for the New Products including, without limitation, the cost of clinical trials and preparation and prosecution of permit applications. Novo shall be solely responsible for renewing any Permits at its expense. Neose shall supply Novo, at Novo’s expense, with Reagents for producing New Products under the terms and conditions of the Supply Agreement.

2.7 Additional Development and Commercialization Activities. Except as set forth in the Work Plan or the Supply Agreement, Neose shall not have any obligation to perform any further research, development, technology transfer, technical support, improvements, modifications, or other activities. Novo shall use Commercially Reasonable Efforts to obtain Regulatory Approvals for, and Commercial Sales of, each New Product.

3. FEES AND DEVELOPMENT PAYMENTS

3.1 License Fee. In consideration of the licenses granted by Neose under this Agreement and the ****** Agreement, Novo shall pay Neose a one-time, nonrefundable upfront fee of ****** within ten (10) days after the Effective Date.

3.2 Milestone Payments Relating to Development of the New ****** Product. In consideration of the development efforts of Neose under the Work Plan, Novo shall pay Neose the amount of each milestone payment described in this Section 3.2 with respect to the development of the New ****** Product. With respect to the milestone payments described in Sections 3.2.1 through 3.2.7, the Parties agree that Neose shall have earned the right to receive each respective milestone payment, and Novo shall be obligated to pay the milestone payment and shall have met its diligence obligations with respect to the respective milestone, in each case, as a result of either (i) the achievement of the milestone event prior to the occurrence of the corresponding anniversary date or (ii) the occurrence, alone, of the corresponding anniversary date. With respect to the milestone payments described in Sections 3.2.8 and 3.2.9, Neose shall have earned the right to receive each respective milestone payment, and Novo shall be obligated to pay the milestone payment, as a result of the achievement of the milestone event.

3.2.1 ****** upon ****** to occur of: (i) the first date on which there shall be a candidate which has been shown to meet the ****** for the ****** Product, and Neose shall have delivered to Novo ****** for the production of such candidate; and (ii) the ****** anniversary of the Effective Date.

3.2.2 ****** upon the earlier to occur of ****** of the ****** with respect to the New ****** Product or the ****** anniversary of the achievement of the milestone described in Section 3.2.1 above.

3.2.3 ****** upon the earlier of ****** of the ****** of the New ****** Product ****** or the ****** anniversary of the achievement of the milestone described in Section 3.2.2 above.

3.2.4 ****** upon earlier to occur of ****** of the ****** of the New ****** Product or the ****** anniversary of the achievement of the milestone described in Section 3.2.3 above.

3.2.5 ****** upon the first to occur of the first ****** of the New ****** Product or the ****** anniversary, as designated by Novo pursuant to Section 3.5, of the achievement of the milestone described in Section 3.2.4 above.

3.2.6 ****** upon the ****** of the New ****** Product in ******.

3.2.7 ****** upon the ****** of the New ****** Product in ******

3.2.8 ****** upon each ****** of the New ****** Product for any ****** which occurs after the ****** of the New ****** Product, which amount shall be ******, to an amount mutually agreed upon by the Parties, upon the reasonable request of Novo in the case of a New ****** Product for an ******.

3.2.9 ****** upon each ****** of the New ****** Product in ****** for any ****** which occurs after the ****** of the New ****** Product in ******, which amount shall be ******, to an amount mutually agreed upon by the Parties, upon the reasonable request of Novo in the case of a New ****** Product for an ******.

3.3 Milestone Payments Relating to Development of the New ****** Product. In consideration of the development efforts of Neose under the Work Plan, Novo shall pay Neose the amount of each milestone payment described in this Section 3.3 with respect to the development of the New ****** Product. With respect to the milestone payments described in Sections 3.3.1 through 3.3.7, the Parties agree that Neose shall have earned the right to receive each respective milestone payment, and Novo shall be obligated to pay the milestone payment and shall have met its diligence obligations with respect to the respective milestone, in each case, as a result of either (i) the achievement of the milestone event prior to the occurrence of the corresponding anniversary date or (ii) the occurrence, alone, of the corresponding anniversary date. With respect to the milestone payments described in Sections 3.3.8 and 3.3.9, Neose shall have earned the right to receive each respective milestone payment, and Novo shall be obligated to pay the milestone payment, as a result of the achievement of the milestone event.

3.3.1 ****** upon the ****** to occur of: (i) the first date on which there shall be a candidate which has been shown to meet the ****** for the New ****** Product, and Neose shall have delivered to Novo ****** for the production of such candidate; and (ii) the ****** anniversary of the Effective Date.

3.3.2 ****** upon the earlier to occur of ****** of the ****** with respect to the New ****** Product or the ****** anniversary of the achievement of the milestone described in Section 3.3.1 above.

3.3.3 ****** upon the earlier of ****** of the ****** of the New ****** Product ****** or the ****** anniversary of the achievement of the milestone described in Section 3.3.2 above.

3.3.4 ****** upon the first to occur of the ****** of the ****** of the New ****** Product or the ****** anniversary of the achievement of the milestone described in Section 3.3.3 above.

3.3.5 ****** upon the first to occur of the ****** of the New ****** Product or the ****** anniversary, as designated by Novo pursuant to Section 3.5, of the achievement of the milestone described in Section 3.3.4 above.

3.3.6 ****** upon the ****** of the New ****** Product in ******.

3.3.7 ****** upon the ****** of the New ****** Product in ******.

3.3.8 ****** upon each ****** of the New ****** Product for any ****** which occurs after the ****** of the New ****** Product, which amount shall be ******, to an amount mutually agreed upon by the Parties, upon the reasonable request of Novo in the case of a New ****** Product for an ******.

3.3.9 ****** upon each ****** of the New ****** Product in ****** for any ****** which occurs after the ****** of the New ****** Product in ******, which amount shall be ******, to an amount mutually agreed upon by the Parties, upon the reasonable request of Novo in the case of a New ****** Product for an ******.

3.4 Restriction on Multiple Milestone Payments. The Parties acknowledge and agree that at anytime prior to the ****** for a New Product, the Steering Committee may decide to continue the development of the New Product solely with a back-up candidate if a candidate initially taken into development should fail for ****** reasons, including, but not limited to, ******, or the occurrence of ******. In the event that the Steering Committee makes such a decision, this Agreement shall be amended to reflect, among other things, the resulting changes to the Work Plan and the Neose Project-Related Costs mutually agreed upon by the Parties. In such event, Novo ****** be required to ****** each of the following milestone payments: (i) the milestone payments set forth in Sections ****** through ****** with respect to the New ****** Product, or (ii) the milestone payments set forth in Sections ****** through ****** with respect to the New ****** Product.

3.5 Coordination with ****** Agreement. The Parties agree that it may be appropriate to adjust one or more of the anniversary dates set forth in Sections ****** through ****** and Sections ****** through ****** as a result of ****** limitations (e.g., ******) that may be encountered by Novo if either or both of the New Products and the product being developed under the ****** Agreement are scheduled to pass through the same ****** at the same time. Novo may request such an adjustment at any time, and from time to time, by providing notice of the proposed adjustment to Neose. Promptly after receipt of such a notice, the Steering Committee shall meet to evaluate the request. Within thirty (30) days after Novo provides such notice, the Steering Committee shall provide a written recommendation to both Parties with respect to such request. Within fifteen (15) days after receipt of any such recommendation, the Steering Committee shall meet to discuss the recommendation and, if mutually agreeable, to negotiate and propose the terms of amendment(s) to the Work Plan and this Agreement which would permit Novo to continue developing the New Products and the ****** in a practical and efficient manner, with the goal of minimizing the aggregate time to market for the New Products and the ******.

3.6 Timing of Milestone Payment. If Novo has not achieved either of the milestone events set forth in Section ****** or ****** before the first to occur of the ****** of the milestone event set forth in Section ****** or the ****** of the milestone event set forth in Section ****** (such date being referred to as the “Designation Date” for purposes of this Section), Novo shall designate, by written notice to Neose given on the Designation Date, whether the ****** or ****** shall be applicable for Section ******, in which case the ****** not designated shall be applicable to Section ******.

4. PRODUCT PAYMENTS AND ROYALTIES

4.1 Royalties on Net Sales. Novo will pay to Neose royalties as a percentage of annual Net Sales of each New Product during the Term, on a Product-by-Product basis, at the applicable rates set forth in this Section 4.1 and in accordance with this Section 4:

4.1.1 ****** of annual Net Sales of the New ****** Product up to ******.

4.1.2 ****** of annual Net Sales of the New ****** Product between ****** up to ******.

4.1.3 ****** of annual Net Sales of the New ****** Product over ******.

4.1.4 ****** of annual Net Sales of the New ****** Product up to ******.

4.1.5 ****** of annual Net Sales of the New ****** Product between ****** up to ******.

4.1.6 ****** of annual Net Sales of the New ****** Product over ******.

4.2 Minimum Royalties.

4.2.1 Mandatory Minimum Royalties. Commencing with the first ****** of the ****** full Calendar Year following the First Commercial Sale of each New Product, Novo will pay minimum royalties in respect of the New Products for such Calendar Year and ****** during the Term, in the amounts set forth in this Section 4.2.1 and in accordance with this Section 4:

4.2.1.1 For the ****** Calendar Year following the First Commercial Sale of the New ****** New Product: ******.

4.2.1.2 For the ****** Calendar Year following the First Commercial Sale of the New ****** Product: ******.

4.2.1.3 For the ****** Calendar Year following the First Commercial Sale of the New ****** Product, and ****** thereafter: ******.

4.2.1.4 For the ****** Calendar Year following the First Commercial Sale of the New ****** New Product: ******.

4.2.1.5 For the ****** Calendar Year following the First Commercial Sale of the New ****** Product: ******.

4.2.1.6 For the ****** Calendar Year following the First Commercial Sale of the New ****** Product, and for ****** thereafter: ******.

All minimum royalty payments made in accordance with this Section 4.2.1 with respect to the New ****** Product shall be ****** against royalties payable under Section ****** in respect of the New ****** Product, and all minimum royalty payments made in accordance with this Section 4.2.1 with respect to the New ****** Product shall be ****** against royalties payable under Section ****** in respect of the New ****** Product, in each case, in the same or any subsequent Calendar Quarter during the same Calendar Year.

4.2.2 Optional Minimum Royalties. If the First Commercial Sale of the New ****** Product has not occurred on or before the ****** anniversary of the achievement of the milestone described in Section ****** (the “****** Milestone”), or if the First Commercial Sale of the New ****** Product has not occurred on or before the ****** anniversary of the achievement of the milestone described in Section ****** (the “****** Milestone”), or both, and Novo makes an election to extend this Agreement with respect to either or both of the New Products pursuant to Section 13.2.2, Novo will pay with respect to each New Product with respect to which it has extended this Agreement, minimum royalties as follows for each year of such extension:

4.2.2.1 On the ****** anniversary of the achievement of the ****** Milestone, ****** for a ****** extension for New ****** Product.

4.2.2.2 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for New ****** Product.

4.2.2.3 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for New ****** Product.

4.2.2.4 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for New ****** Product.

4.2.2.5 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for New ****** Product.

4.2.2.6 On the ****** anniversary of the achievement of the ****** Milestone, ****** for a ****** extension for New ****** Product.

4.2.2.7 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for ****** Product.

4.2.2.8 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for ****** Product.

4.2.2.9 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for New ****** Product.

4.2.2.10 On the ****** anniversary of the achievement of the ****** Milestone, ****** for an additional ****** extension for New ****** Product.

****** percent (******%) of the minimum royalty payments made in accordance with this Section ****** with respect to the New ****** Product shall be creditable against royalties payable under Section ****** and ****** in respect of the New ****** Product, and ****** percent (******%) of the minimum royalty payments made in accordance with this ****** with respect to the New ****** Product shall be creditable against royalties payable under Section ****** and Section ****** in respect of the New ****** Product, in each case, in the same or any subsequent Calendar Quarter; provided, however, that no royalty payment due to Neose under Section ****** or ****** shall be reduced, as a result of the application of the provisions included in this sentence, by more than ****** percent (******%) of the royalty payment that would have been payable by Novo under Section ****** or ******, as the case may be, without the application of this sentence.

4.3 Competitive Product(s). If a Competitive Product (as defined below in this Section 4.3) reaches a ****** equal to or greater than ****** percent (******%) of the ****** for the New ****** Product or the New ****** Product marketed by Novo, then the royalties otherwise payable in accordance with Section 4.1 with respect to such New Product, and the minimum royalties otherwise payable in accordance with Section 4.2, with respect to such New Product shall be reduced by the applicable percentage set forth below:

****** of Competitive Product	Reduction of Royalty Rate Otherwise Payable
More than ******

More than ******

More than ******

More than ******

For purposes of this Section 4.3, “Competitive Product” means any product marketed by a Third Party that is not a Sublicensee of Novo, which product is a ****** or a ******, as the case may be with a ****** substantially equivalent to or better than the ****** of the New Product marketed by Novo.

4.4 Royalty Payments. Novo shall make royalty payments to Neose on a quarterly basis, within forty-five (45) days after the end of each Calendar Quarter during the Term. Royalty payments due under Section 4.1 shall commence, with respect to each New Product in each country, on the date of first Commercial Sale in such country.

4.5 Currency Conversion. If any currency conversion from a foreign currency into United States Dollars shall be required in connection with the calculation of Net Sales, such conversion shall be made using the average exchange rate for the applicable Calendar Quarter, as reported by the Wall Street Journal.

4.6 Payment Reports. Within forty-five (45) days after the close of each Calendar Quarter during the Term, Novo shall furnish to Neose a written report showing in reasonably specific detail, on a country-by-country basis for each New Product:

4.6.1 All Net Sales of the New Product during such quarter expressed in United States Dollars.

4.6.2 The exchange rates used in determining Net Sales of the New Product in United States Dollars in accordance with Section 4.5.

4.6.3 Royalties payable in United States Dollars based upon such Net Sales of the New Product during such quarter.

4.7 Payment Method. Novo shall make all payments under this Agreement in United States Dollars by bank wire transfer in immediately available funds to Hudson United Bank, ABA # ******, Acct Name: Neose Technologies, Inc., Acct # ******, or to such other account as Neose shall designate to Novo in writing before such payment is due.

4.8 Records; Audits. Novo shall, and shall cause its Affiliates and Sublicensees, if any, to keep complete, true, and accurate books of account and records in connection with the production and Commercial Sales of New Products in sufficient detail to permit accurate determination of all figures necessary for verification of payments required to be made by Novo under this Agreement. Novo shall, and shall cause its Affiliates and Sublicensees, if any, to, maintain such records for at least ****** years following the end of the quarter to which such books and records pertain. Neose shall have the right, at its expense, through a certified public accounting firm reasonably acceptable to Novo, to examine the records required to be maintained by Novo, its Affiliates and Sublicensees under this Section 4.8 upon reasonable notice and during regular business hours prior to the termination or expiration of this Agreement and for ****** years thereafter for the purpose of verifying the reports delivered pursuant to Section 4.6, provided that such examination shall not take place more often than once a year. Novo may require such certified public accounting firm to sign a confidential disclosure agreement prior to permitting such certified public accounting firm to have access to its books, records or facilities. Such accounting firm shall report to Neose only whether or not the reports submitted by Novo are accurate for the period covered and the details concerning any identified discrepancies. If any such audit uncovers an underpayment, Novo shall promptly pay to Neose the amount of such underpayment. If any such underpayment exceeds five percent (5%) of the amount due, Novo shall pay the entire expense of such audit within twenty (20) days after invoice.

4.9 Taxes. Novo may deduct the amount of any taxes imposed on Neose which are required to be withheld or collected by Novo or its Sublicensees under the laws of any country from amounts owing to Neose hereunder to the extent Novo, its Affiliates or Sublicensees pay such withholding taxes to the appropriate governmental authority on behalf of Neose and promptly deliver to Neose a receipt or other proof of payment of such taxes.

5. INTELLECTUAL PROPERTY GRANTS AND RIGHT OF NEGOTIATION

5.1 Neose Technology. Subject to the terms and conditions of this Agreement, Neose hereby grants, and agrees to grant, to Novo, as of the Effective Date, the following rights and licenses:

5.1.1 Exclusive License. As of the Effective Date, Neose hereby grants, and agrees to grant, to Novo an exclusive (even as to Neose), royalty-bearing license under the Neose Technology in the Field of Use during the Term, (i) to conduct research, sample, develop (including clinical development), manufacture, make, use, market, promote, sell, offer for sale, have sold, distribute, import and export New Products in the Territory, and (ii) to use the Reagents in the Territory solely for the purpose of making New Products. Such license does not permit Novo (x) to practice or use the Neose Technology outside the Field of Use or (y) to sublicense any of its rights without the prior written approval of Neose, except as provided in Section 5.1.2.

5.1.2 Limited Sublicense Rights. Novo shall be entitled to grant full sublicenses to its Affiliates and limited sublicenses to its distribution, marketing and/or sales partners, in each case, in compliance with the provisions of this Section 5.1.2 and Section 5.1.3. In any sublicense granted under this Section 5.1.2 to a Third Party that is not an Affiliate of Novo, Novo may grant the Sublicensee only the following rights: to market, promote, sell, offer for sale, have sold, distribute, import and export New Products for Novo. Novo shall not be entitled to disclose any Confidential Information of Neose to a non-Affiliate Sublicensee under a sublicense permitted to be granted under this Section 5.1.2. Novo shall include in each sublicense granted under this Section 5.1.2 all of the terms and conditions necessary to ensure Novo’s compliance with this Agreement, and the provisions of Section 5.1.4 shall apply to each sublicense granted under this Section 5.1.2.

5.1.3 Required Agreement for Certain Proposed Sublicensees. Prior to entering into discussions with any proposed sublicensee, Novo shall identify the proposed sublicensee to Neose. If the proposed sublicensee is not an Affiliate of Novo, Novo shall obtain the approval of Neose prior to entering into such discussions and shall obtain the proposed sublicensee’s execution and delivery to Neose of a non-disclosure and non-use agreement substantially in the form attached hereto as Exhibit 5.1.3. If the proposed sublicensee is an Affiliate of Novo, Novo may enter into the proposed sublicense without obtaining the approval of Neose if: (i) the sublicense between Novo and the Sublicensee/Affiliate provides that Neose is a third-party beneficiary of the Sublicense, and (ii) Neose receives an original fully executed copy of the sublicense between Novo and the Sublicensee/Affiliate within five (5) business days after its execution.

5.1.4 Liability. Novo shall remain primarily liable to Neose for the performance by each Affiliate and Sublicensee in accordance with the terms and conditions of this Agreement, and each sublicense shall terminate upon the termination of this Agreement or any breach by the Sublicensee of the Required Agreement between Neose and the Sublicensee, if any.

5.1.5 Reservation of Rights. Neose hereby reserves to itself all right, title and interest in and to the Neose Technology not expressly granted in Section 5.1. Without limiting the foregoing, in no event shall this Agreement be construed to prohibit Neose from engaging in any of the following activities: (a) practicing the processes, methods and Know-How of the Neose Technology outside of the Field of Use including, without limitation, proteins that may be considered competitive with any of the New Products, subject, however, to Novo’s rights with respect to Product-Candidates under Section 5.3; (b) developing, making, using or selling proteins or Reagents, whether in conjunction with the Neose Technology or otherwise, outside of the Field of Use; or (c) entering into and performing agreements with Third Parties regarding any of the foregoing including, without limitation, research agreements, development agreements and licensing agreements.

5.2 Novo Technology. Subject to the terms and conditions of this Agreement, and solely to the extent necessary to enable Neose to carry out its obligations under the Work Plan, Novo hereby grants to Neose, for the term of the Work Plan, a non-exclusive, royalty-free, license under the Novo Technology to use such Novo Technology for the sole purpose of carrying out its obligations under the Work Plan. Novo shall retain at all times all of its rights, title and interest to the Novo Technology.

5.3 Option and Right of First Negotiation

5.3.1 Option. Neose hereby grants to Novo an option to negotiate a worldwide license under the Neose Technology to conduct research, sample, develop (including clinical development), manufacture, make, use, market, promote, sell, offer for sale, have sold, distribute, import and export each and every Product Candidate. The option granted under this Section 5.3.1 shall be exercisable by Novo, from time to time during the Term with respect to each Product-Candidate, within fifteen (15) days after Novo receives notice of the Product-Candidate from Neose.

5.3.2 Negotiations. If Novo duly exercises its option under Section 5.3.1 with respect to a Product-Candidate, the Parties shall enter into negotiations to consummate an agreement, which would grant to Novo the license described in Section 5.3.1 with respect to such Product-Candidate, upon commercially reasonable terms, to be negotiated promptly, diligently and in good faith by the Parties. If the Parties shall not have entered into such a license within forty-five (45) days after Novo’s exercise of its option with respect to such Product-Candidate, Neose shall be free to proceed with the development and/or commercialization of the Product-Candidate, whether alone or with a Third Party or Third Parties, without any further obligation to Novo with respect to such Product-Candidate, except as provided in Section 5.3.3.

5.3.3 Right of First Negotiation. During the Term, Neose shall not enter into an agreement with a Third Party relating to the use of the Neose Technology for the further development and commercialization of a Product-Candidate without first allowing Novo to enter into an agreement with respect to such Product-Candidate upon substantially the same terms. If Neose shall not have already offered (and Novo shall not have already refused) substantially the same terms to Novo under Section 5.3.2, Neose shall provide notice to Novo of the proposed terms and conditions of any such agreement, and Novo may exercise its right of first refusal under this Section 5.3.3 by notice to Neose within fifteen (15) days after receiving the proposed terms and conditions from Neose. If Novo does not exercise its right of first refusal with respect to the terms proposed by Neose, or exercises its right of first refusal but does not enter into an agreement with Neose upon substantially the proposed terms within thirty (30) days after receipt thereof, Neose shall be free to proceed with the further development and/or commercialization of such Product-Candidate with a Third Party or Third Parties, upon terms no more favorable to the Third Party or Third Parties than those offered to Novo, without any further obligation to Novo with respect to such Product-Candidate.

5.4 No Other Right or Licenses. Except for the rights and licenses expressly granted in this Agreement, nothing in this Agreement shall be deemed to grant to any Party any other rights or licenses, including, without limitation, any implied licenses.

6. OWNERSHIP OF INTELLECTUAL PROPERTY

6.1 No Transfer of Title. All Ownership Rights in and to the Neose Technology and the Reagents shall remain at all times with Neose. All Ownership Rights in the Novo Materials, any New Products, and the Novo Technology shall remain at all times with Novo, subject to Novo’s obligation to assign certain Ownership Rights to Neose under Section 6.3.

6.2 Improvements

6.2.1 Neose Improvements. Any and all Neose Improvements shall be owned by Neose and shall be deemed to be part of the Neose Technology for all purposes, including, without limitation, the license granted in Section 5.1. Except as provided in Section 6.4, any and all Improvements made, conceived, or reduced to practice solely by Neose shall be owned solely by Neose.

6.2.2 Novo Improvements. Except as otherwise provided in Section 6.3, any and all Novo Improvements shall be owned by Novo for all purposes. Except as set forth in Section 6.3, any and all Improvements made, conceived, or reduced to practice, solely by Novo shall be owned solely by Novo.

6.2.3 Joint Improvements. Each of Neose and Novo shall own a one-half undivided interest in any and all Joint Improvements. Neither Party shall be permitted to license or sublicense its one-half undivided interest in any Joint Improvement(s) to a Third Party that is not its Affiliate for use in connection with any ******, except with the prior written approval of the other Party.

6.2.4 Other Improvements. If any Improvements, other than Neose Improvements, Novo Improvements and Joint Improvements, are made, conceived or reduced to practice jointly by Neose and Novo under this Agreement, each Party shall own a one-half undivided interest in and to any and all such Improvements and the Parties shall not have any restriction with respect to the use thereof or any requirement to report or account to the other Party with respect to any such use, unless and except to the extent that the Parties may agree otherwise in writing.

6.3 Assignment by Novo.

6.3.1 Neose Improvements. To the extent that Novo may retain any Ownership Rights in any Neose Improvements during the Term, Novo hereby irrevocably assigns and transfers, and agrees to assign and transfer, to Neose any and all such Ownership Rights, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, and Neose shall be entitled to receive and hold in its own name all such Ownership Rights, subject to Neose’s obligations to assign certain rights to Novo under Section 6.4.

6.3.2 Novo Improvements, Joint Improvements and New Products. If and when Novo terminates the development of either the New ****** Product or the New ****** Product during the Term, or if this Agreement is terminated by Neose pursuant to Section 12.2.3 or by Novo pursuant to Section 12.2.3.3, Novo hereby irrevocably assigns and transfers, and agrees to assign and transfer to Neose, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, and Neose shall be entitled to receive and hold in its own name, all of Novo’s Ownership Rights in and to either the New ****** Product or the New ****** Product, or both, as the case may be, including, without limitation, Novo Improvements and Joint Improvements, provided that Neose shall be entitled to receive and hold Novo’s Ownership Rights in and to Novo Improvements and Joint Improvements only to the extent reasonably required and reasonably necessary to produce either the New ****** Product or the New ****** Product, or both, as the case may be, in an effective and efficient manner. With respect to any Ownership Rights and licenses that Novo is required to assign and transfer to Neose under this Section 6.3.2, at the request of Neose, and at Neose’s expense, either before or after termination of the Term, Novo shall assist Neose in acquiring and maintaining patent, copyright, trade secret and trademark protection upon, and confirming Neose’s title in and to, any such respective Ownership Rights, and Novo shall provide Neose appropriate documentation evidencing the licenses to which Neose is entitled. Novo’s assistance shall include, but shall not be limited to, signing all applications, and any other documents and instruments for patent, copyright and any other proprietary rights, providing executed license documents, cooperating in legal proceedings, and taking any other actions considered necessary or desirable by Neose. For the purpose of facilitating the above assignments, Novo agrees that any and all employees and contractors employed or engaged by Novo and providing any service in connection with the Project, prior to providing such service, shall have agreed in writing to covenants consistent with Novo’s covenants set forth in this Section 6.3. Novo shall receive a royalty from Neose on net sales of products generated from the use of the Novo Improvements, at commercially reasonable rates and upon commercially reasonable terms, to be negotiated in good faith by the Parties based upon then-current benchmark transactions in the industry.

6.4 Assignment by Neose. To the extent that Neose may retain any Ownership Rights in any Novo Improvements during the Term, Neose hereby irrevocably assigns and transfers, and agrees to assign and transfer, to Novo any and all such Ownership Rights, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, and Novo shall be entitled to receive and hold in its own name all such Ownership Rights, subject to Novo’s obligations to assign or license certain rights to Neose under Section 6.3. With respect to any Ownership Rights that Neose is required to assign and transfer to Novo under this Section 6.4, at the request of Novo, and at Novo’s expense, either before or after the Term, Neose shall assist Novo in acquiring and maintaining patent, copyright, trade secret and trademark protection upon, and confirming Novo’s title in and to, any such respective Ownership Rights. Neose’s assistance shall include, but shall not be limited to, signing all applications, and any other documents and instruments for patent, copyright and any other proprietary rights, cooperating in legal proceedings, and taking any other actions considered necessary or desirable by Novo. For the purpose of facilitating the above assignments, Neose agrees that any and all employees and contractors employed or engaged by Neose and providing any service in connection with the Project, prior to providing such service, shall have agreed in writing to covenants consistent with Neose’s covenants set forth in this Section 6.4.

6.5 Prosecution and Maintenance of Patent Rights

6.5.1 Solely Owned Patent Rights. Each Party shall, in its sole discretion, prepare, file, prosecute and maintain all patent applications and patents covering its Patent Rights and Improvements that the Party solely owns pursuant to Section 6. Neose shall use reasonable commercial efforts to provide to Novo for review and comment, at least ten (10) days prior to filing, all patent claims relating specifically to the New ****** Product or the New ****** Product, or both, to be filed by Neose, and Neose shall give due consideration to all comments thereon that are made by Novo within the period ending two days before the proposed filing date.

6.5.2 Patent Rights with Respect to Joint Improvements. With respect to Joint Improvements, the Parties shall meet to determine whether patent protection is appropriate and, if so, in which countries, if any, patent applications claiming such joint inventions and discoveries should be filed. Novo shall file, prosecute, and maintain, at its expense, such joint patent applications. Novo may at any time, in its sole discretion, discontinue the preparation, prosecution or maintenance of such joint patent applications, in which case Novo will give Neose sufficient notice to enable Neose to, and Neose may, file, prosecute and maintain such applications.

6.6 Enforcement of Ownership Rights

6.6.1 Reports of Infringement. Novo shall promptly report in writing to Neose during the Term any infringement or misappropriation or suspected infringement or misappropriation of any Neose Technology of which Novo becomes aware and shall provide Neose with its full cooperation in the protection and enforcement of the Neose Technology and all available evidence supporting said infringement, misappropriation, suspected infringement or unauthorized use or misappropriation. Neose shall reimburse Novo for its reasonable, documented costs of such cooperation, unless such infringement or misappropriation is by an Affiliate or Sublicensee of Novo.

6.6.2 Right to Institute Suit. Neose shall have the sole right to initiate an infringement or other appropriate suit against any Third Party who at any time has infringed or is suspected of infringing or misappropriating, the Neose Technology. Prior to initiating any such suit, the Designated Representatives shall consult with each other on an expedited basis, and Neose shall give due consideration to any reasonable requests Novo may make relating to the advisability of bringing the suit. Neose shall not enter into any settlement, consent judgment or other voluntary final disposition of such suit that would adversely affect Novo’s rights under this Agreement without Novo’s prior written consent, which consent shall not be unreasonably withheld. In the event that Neose recovers any sums in such suit by way of damages or in settlement thereof, Neose shall be entitled to retain the same.

6.6.3 Continued Infringement. If Neose fails to either bring suit against or enter into negotiations for settlement with such Third Party within six (6) months after receipt of notice of such infringement and Novo is of the opinion that the alleged infringement or misappropriation of Neose Technology is occurring in the Field of Use then, upon Novo’s written request, the Parties shall seek the opinion of patent counsel acceptable to both Parties as to whether there has been or continues to be a misappropriation or infringement of the Neose Technology in the Field of Use by such Third Party. If such patent counsel concurs with Novo’s opinion, Novo shall have the right, but not the obligation, to bring suit against such Third Party under the Neose Technology and to join Neose as a party plaintiff. Neose will cooperate with Novo in any such suit brought against a Third Party and shall have the right to consult with Novo and to participate in and be represented by counsel in such suit at its own expense. In the event that Novo recovers any sums in such suit by way of damages or in settlement thereof, such sums shall be used first to reimburse each of Novo and Neose for their documented, out-of-pocket legal expenses, with Novo retaining any remaining amounts.

6.7 Novo Trademarks. Subject to its assignment obligations under Section 6.3.2, Novo shall select and own the trademarks for marketing the New Products in the Territory. All expenses for (i) registration of such trademarks, and (ii) bringing, maintaining and prosecuting any action to protect or defend such trademarks, shall be borne by Novo, and Novo shall retain all recoveries therefrom.

7. BLOCKING PATENTS

7.1 Mutual Information. Each Party shall immediately notify the other if a claim or other proceedings are brought against either Party alleging that the use of the Neose Technology in making, using or selling the New Product infringes upon the Patent Rights of a Third Party.

7.2 Defense of Third Party Action. If claims or proceedings are brought against Novo by a Third Party alleging that the use of the Neose Technology to produce a New Product infringes upon the Patent Rights of a Third Party, the Designated Representatives shall consult on an expedited basis, and Neose shall give due consideration to any reasonable request of Novo relating to the proposed defense or settlement of such claims or proceedings. Subject to Section 6.4, the final decision whether or not and, as the case may be, how to defend or settle such claims or proceedings shall be with Neose. Neose shall immediately notify Novo of such decision sufficiently in advance of any deadlines by which formal responses are due in any such proceedings to enable Novo to undertake its own defense and Novo shall have the right to join any such proceedings as a party thereto at its own expense by counsel of its own choice. Each Party shall provide the other with such assistance as is reasonably necessary and shall cooperate in the defense of any such action or proceeding. Neose shall not enter into any settlement, consent judgment, or other voluntary final disposition of such suit that would adversely affect Novo’s rights under this Agreement or which would result in Novo being liable for damages, without Novo’s prior written consent, which consent shall not be unreasonably withheld.

7.3 Declaratory Judgment Action. Neose shall have the right, but not the obligation, to file any declaratory judgment action in any court of competent jurisdiction as to questions of validity or infringement of any Third Party patent relating to the use of the Neose Technology.

7.3.1 Cooperation. The Parties shall closely cooperate in any such declaratory judgment action. In conducting such action, the Parties shall render each other all reasonable assistance, free of charge. The final strategy in such action shall be determined by Neose and Neose’s legal counsel in coordination with Novo and any additional legal counsel of Novo.

7.3.2 Costs. Subject to Article 11 hereof, each Party shall bear its own costs and expenses incurred in connection with actions pursuant to Sections 7.2 and 7.3.

7.4 Third-Party Licenses

7.4.1 Novo Third-Party Licenses. In the event that Novo is of the opinion, at any time during the Term, that a license under any Blocking Patent is necessary or advisable for purposes of enabling Novo to exercise its license rights under Section 5.1.1, it shall notify Neose. The Parties shall then seek an opinion of patent counsel acceptable to both Parties. If such patent counsel concurs with Novo’s opinion, Novo and Neose shall co-operate to obtain such a license for the benefit of Novo and, as the case may be, also for Neose, in accordance with the following provisions:

7.4.1.1 Neose shall be primarily responsible for obtaining any such Third Party license at its own expense. The matter shall be deemed resolved if Neose is granted a license, ******, under the relevant Blocking Patent that would make the continued exercise of the rights granted to Novo by Neose hereunder non-infringing with respect to ******. ****** shall be solely responsible for ****** under such license.

7.4.1.2 However, in the event that Neose is unable to resolve the matter in accordance with Section 7.4.1.1 within one hundred twenty (120) days from receipt of notice from Novo upon terms that are commercially reasonable to Neose at Neose’s discretion, then Novo shall be entitled to negotiate a license in favor of Novo under such Blocking Patents; provided that to the extent that Novo must ****** under such license, Novo may ****** against any payments owed under Sections 4.1 or 4.2, provided that no payment owed under Section 4.1 or 4.2 shall be ****** more than ****** as a result of the operation of this Section 7.4.1.2.

7.4.1.3 In relation to the negotiation and contracting of any such Blocking Patent license, the provisions of this Section 7.4 shall prevail over the provisions of Sections 7.2 and 7.3.

8. SUPPLY AGREEMENT

No later than ninety (90) days after Novo accepts the first batch of Reagents, the Parties will execute and deliver the Supply Agreement under which Neose will be a supplier to Novo of the Reagents needed to produce New Products in the Field of Use. Pricing for Reagents will be based on Neose’s ******. The Parties acknowledge and agree that Novo plans to have two production sites for the supply of Reagents and that the costs of technology transfer to Novo or any approved Sublicenses will be borne by Novo.

9. CONFIDENTIALITY

9.1 Confidential Information. With respect to any and all Confidential Information received by one Party under this Agreement and/or during the course of the Project, (the “Recipient”) from the other Party (the “Disclosing Party”) at any time and from time to time prior to the Effective Date or during the Term, the Recipient for a period of five (5) years from the expiration or earlier termination of this Agreement: (a) shall maintain the secrecy of, and hold in strict confidence, the Confidential Information received hereunder; (b) shall not use such Confidential Information for any other purpose other than in furtherance of this Agreement; and (c) shall not, without express written authorization from the Disclosing Party, use, disclose or grant the use of such Confidential Information to any other Persons except to those of the Recipient’s directors, officers, employees, and advisors to whom such disclosure is reasonably necessary in furtherance of this Agreement and each of whom is otherwise bound to Recipient by contract or legal or fiduciary obligation at the time of such disclosure to maintain the secrecy of, and hold in confidence, such Confidential Information. The Recipient shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

9.2 Permitted Disclosures. The obligations set forth in Section 9.1 shall not apply to the extent that the Recipient: (a) is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, provided that the Recipient shall provide written notice thereof and sufficient opportunity to the Disclosing Party to object to any such disclosure or to request confidential treatment thereof; or (b) can demonstrate that: (i) the information was public knowledge or generally known by publication in scientific or other journals or other public media at the time of such disclosure to the Recipient or thereafter became public knowledge or generally known other than as a result of acts directly or indirectly attributable to the Recipient in violation hereof; (ii) the information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the Disclosing Party under this Agreement; (iii) the information was disclosed to the Recipient on an unrestricted basis by a Third Party not under a duty of confidentiality to the Disclosing Party, or (iv) the information was independently developed by Recipient (as shown by its written records) without any use of or access to information of the Disclosing Party. In addition, provided that Neose maintains the confidentiality of Novo’s name, with the prior approval of Novo, which approval will not be unreasonably withheld, Neose will have the right to use data about Novo Materials and New Products (i) to support a patent application by Neose, and (ii) for promotional purposes, subject to compliance with any publication plan for development of the New Products that shall have been approved by the Steering Committee.

9.3 Enforcement. Both Parties agree that it would be impossible or inadequate to measure and calculate the other Party’s damages from any breach of the covenants set forth in this Agreement. Accordingly, the Disclosing Party agrees that if the Recipient breaches any of such covenants, the Disclosing Party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Both Parties further agrees that no bond or other security shall be required in obtaining such equitable relief and each Party hereby consents to the issuance of such injunction and to the ordering of specific performance.

9.4 Publicity. Except as required by law, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby, shall be reviewed in advance by, and shall be subject to the reasonable approval of, both Parties. Attached hereto as Exhibit 9.4 is an approved form of a press release to be issued by Neose upon the execution and delivery of this Agreement.

10. REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other that:

10.1.1 The execution, delivery and performance of this Agreement by it have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by and on behalf of such Party.

10.1.2 The execution, delivery and performance by such Party of this Agreement does not (i) conflict with or violate any applicable statute, law, rule or regulation, (ii) conflict with or violate its charter, bylaws or other organizational document, or (iii) conflict with or constitute a default under any contract or agreement of such Party.

10.2 Representations and Warranties of Neose. Neose warrants to Novo, as of the Effective Date, that:

10.2.1 It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the power and authority to sign, deliver and perform all of its obligations under this Agreement.

10.2.2 It is the sole and exclusive owner of the Neose Patents, or otherwise Controls the Neose Patents, and has the full corporate power and authority to grant the licenses granted hereunder.

10.2.3 To Neose’s knowledge, the use of the Neose Technology pursuant to the terms of this Agreement does not infringe upon the rights of any Third Party.

10.2.4 To Neose’s knowledge, there is no Blocking Patent that, if asserted by Third Parties, would prevent Novo from using the Neose Technology to make New Products hereunder.

10.2.5 To Neose’s knowledge, no claims or proceedings have been brought by Third Parties alleging the invalidity in whole or in part of any of the Neose Patents.

10.3 Representations and Warranties of Novo. Novo warrants to Neose, as of the Effective Date, that:

10.3.1 It is a corporation duly incorporated, validly existing and in good standing under the laws of the Kingdom of Denmark, with the power and authority to sign, deliver and perform all of its obligations under this Agreement.

10.3.2 It is the sole and exclusive owner of the Novo Technology, and has the full corporate power and authority to grant the licenses granted hereunder.

10.3.3 To Novo’s knowledge, the use of the Novo Technology pursuant to the terms of this Agreement does not infringe upon the rights of any Third Party.

10.3.4 To Novo’s knowledge, there is no Blocking Patent that, if asserted by Third Parties, would prevent Neose from using the Novo Technology to perform its activities under the Work Plan.

10.3.5 To Novo’s knowledge, no claims or proceedings have been brought by Third Parties alleging the invalidity in whole or in part of any of the Novo Technology.

10.4 Disclaimer of Warranties. EXCEPT FOR THE WARRANTIES SET FORTH IN SECTION 11.3, EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

10.5 Acknowledgment by Novo. Novo acknowledges and hereby agrees that Neose makes no representations or warranties as to the outcome of the Project, including without limitation whether the application of the Neose Technology will improve the Novo Materials.

11. INDEMNIFICATIONS AND LIMITED LIABILITY

11.1 Indemnification by Neose. Neose shall indemnify, defend and hold harmless Novo and its Affiliates, and each of their respective employees, officers, directors and agents (each, a “Novo Indemnified Party”) from and against any and all claims, suits, losses, obligations, damages, deficiencies, costs, penalties, liabilities (including strict liabilities), assessments, judgments, amounts paid in settlement, fines, and expenses (including court costs and reasonable fees of attorneys and other professionals) (individually and collectively, “Losses”) resulting from or arising in connection with (i) the breach by Neose of any of its representations or warranties contained in Section 10, (ii) any claim by a Third Party alleging that the use of the Neose Technology infringes upon the Patent Rights of such Third Party, and (iii) any activities of Neose under this Agreement. Notwithstanding the foregoing, Neose shall have no obligation to indemnify, defend or hold harmless a Novo Indemnified Party for any Losses to the extent that such Losses were caused by (x) the negligence or willful misconduct of any of the Novo Indemnified Parties, or (y) a breach by Novo of any of its representations and warranties set forth in Section 10.

11.2 Indemnification by Novo. Novo shall indemnify, defend and hold harmless Neose and its Affiliates, and each of their respective employees, officers, directors and agents (each, a “Neose Indemnified Party”) from and against any and all Losses resulting from or arising in connection with (i) the breach by Novo of any of its representations and warranties set forth in Section 10, (ii) the failure of any Affiliate to comply with any obligation of Novo applicable to the Affiliate under this Agreement, (iii) the failure of any Sublicensee to comply with any obligation under a sublicense granted by Novo hereunder, (iv) the promotion, distribution, use, testing, marketing, sale, or other disposition of any New Product, (v) any claim by a Third Party alleging that the use of the Novo Technology or the manufacture, sale or use of New Products infringes upon the Patent Rights of such Third Party, except to the extent such claims arise solely as a result of the use of Neose Technology, and (vi) any activities of Novo under this Agreement. Notwithstanding the foregoing, Novo shall have no obligation to indemnify, defend or hold harmless a Neose Indemnified Party for any Losses to the extent that such Losses were caused by (x) the negligence or willful misconduct of Neose, its Affiliates, sublicensees, or any of their respective employees, officers, directors, or agents, or (y) a breach by Neose of any of its representations and warranties set forth in Section 10.

11.3 Indemnification Procedure. Each Party shall provide prompt written notice to the other of any actual or threatened Loss or claim therefor of which the other becomes aware; provided that the failure to provide prompt written notice shall only be a bar to recovering Losses to the extent that a Party was prejudiced by such failure. In the event of any such actual or threatened Loss or claim therefor, each Party shall provide the other information and assistance as the other shall reasonably request for purposes of defense and each Party shall receive from the other all necessary and reasonable cooperation in such defense including, but not limited to, the services of employees of the other Party who are familiar with the transactions or occurrences out of which any such Loss may have arisen. Each Party shall have the right to participate in and with respect to the defense of any Loss or Losses with counsel of its choosing whose fees shall be borne by the Party with liability for indemnification under Sections 11.1 or 11.2, as the case may be, and no Party shall have the right to settle any claim or agree to the entry of any judgment or other relief without the prior consent of the other Party, which consent shall not be withheld unreasonably.

11.4 Consequential Damages. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES SUFFERED BY SUCH OTHER PARTY AND ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), INCLUDING, WITHOUT LIMITATION, LOST PROFITS, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.5 Insurance. During the term of the Supply Agreement, Neose agrees to obtain and maintain commercial general liability insurance with reputable and financially secure insurance carriers to cover the use of the Neose Technology in New Products, with limits of not less than ****** per occurrence and ****** in the aggregate. Novo agrees to maintain during the Term commercial general liability insurance with limits of not less than ****** per occurrence and ****** in the aggregate to cover its indemnification obligations under Section 11.2. In addition, Novo agrees to maintain during the Term clinical trials insurance and product liability insurance with limits reasonable to cover its indemnification obligations under Section 11.2. All insurance shall be procured with reputable and financially secure insurance carriers.

12. TERM AND TERMINATION

12.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless sooner terminated as to both New Products in accordance with Section 12.2, shall terminate on the expiration of the expiration of the last to expire patent included in the Neose Technology incorporating a Valid Patent Claim that would be infringed by making, using, selling, offering to sell, importing or exporting any of the New Products, after which Novo shall have a perpetual, fully paid up, royalty free, exclusive license (even as to Neose) to commercialize New Products. The Parties acknowledge and agree that this Agreement may be terminated on a New Product-by-New Product basis, in accordance with Section 12.2.2, and that notwithstanding any such termination with respect to only one New Product, the Term shall continue with respect to the other New Product.

12.2 Termination

12.2.1 Termination of Project Plan. If the Project is terminated by mutual agreement, this Agreement will automatically terminate.

12.2.2 No Commercial Sale

12.2.2.1 New ****** Product. If there has not been a Commercial Sale of the New ****** Product before the ****** anniversary of the ****** Milestone (as defined in Section 4.2.2), Neose shall be entitled to terminate this Agreement with respect to the New ****** Product, effective upon thirty (30) days written notice to Novo, provided that Novo shall have the right to extend this Agreement with respect to the New ****** Product for consecutive ****** periods by timely payment of the optional minimum royalties set forth in Sections 4.2.2.1 through 4.2.2.5, up to a maximum extension of ****** years. Neose shall not have the right to terminate this Agreement under this Section 12.2.2.1 at any time when Novo has extended this Agreement in accordance with Section 4.2.2 with respect to the New ****** Product and is in full compliance with its obligations with respect thereto.

12.2.2.2 New ****** Product. If there has not been a Commercial Sale of the New ****** Product before the ****** anniversary of the ****** Milestone (as defined in Section 4.2.2), Neose shall be entitled to terminate this Agreement with respect to the New ****** Product, effective upon thirty (30) days written notice to Novo, provided that Novo shall have the right to extend this Agreement with respect to the New ****** Product for consecutive ****** periods by timely payment of the minimum royalty amounts set forth in Sections 4.2.2.6 through 4.2.2.10, up to a maximum extension of ****** years. Neose shall not have the right to terminate this Agreement under this Section 12.2.2.2 at any time when Novo has extended this Agreement in accordance with Section 4.2.2 with respect to the New ****** Product and is in full compliance with its obligations with respect thereto.

12.2.3 Termination for Cause.

12.2.3.1 Breach. A Party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other Party upon written notice by the non-breaching Party to the other Party describing such breach in reasonable detail and stating the non-breaching Party’s intention to terminate this Agreement, provided that the other Party shall have a period of sixty (60) days from the date of such notice to cure the breach, or, if such breach is not susceptible of being cured within such sixty (60) day period, and the breaching Party utilizes diligent good faith efforts to cure such breach, then such period shall be extended to one hundred twenty (120) days. If such breach is cured within the applicable period, the termination notice shall become ineffective. Otherwise, the termination shall become effective upon the expiration without cure of the applicable period.

12.2.3.2 Bankruptcy. A Party shall have the right to terminate this Agreement at any time upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets of the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party’s business, or if a substantial portion of such Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

12.2.3.3 Termination by Novo. Novo may terminate this Agreement at any time without cause upon ninety (90) days prior written notice to Neose of such termination, provided that Novo shall pay to Neose one hundred percent (100%) of all documented Neose Project-Related Costs and any other costs incurred or accrued by Neose prior to the effective date of such termination for the conduct of the Work Plan through the date of termination.

12.3 Effect of Termination or Expiration

12.3.1 Prior Obligations. Termination or expiration of this Agreement shall not relieve the Parties of any obligation arising prior to the effective date of such termination or expiration and shall not constitute a waiver of any right of the Parties under this Agreement as a result of breach or default.

12.3.2 Confidential Information. Upon the termination or expiration of this Agreement, each Recipient shall, as the Disclosing Party may direct, destroy or return to the Disclosing Party promptly all tangible materials provided to Recipient by the Disclosing Party that embody the Disclosing Party’s Confidential Information and shall erase or delete all of the Disclosing Party’s Confidential Information embodied in any magnetic, optical or intangible medium or stored or maintained on any information storage and/or retrieval device, and deliver to the Disclosing Party a certification of such destruction, return, erasure or deletion signed by an officer of the Disclosing Party.

12.3.3 Survival. No termination under this Agreement shall constitute a waiver of any rights or causes of action that either Party may have for any acts or omissions or breach under this Agreement by the other Party prior to the termination date. The following Sections of this Agreement shall survive the expiration or any termination of this Agreement in accordance with their respective meanings: Sections 4.8, 5.1.2, 6, 9, 11, 12, 13, 15.2, 15.4, 15.5, 15.7, 15.8, 15.9, 15.10, 15.13 and any other provision required to interpret this Agreement.

12.3.4 Effect on Sublicensees. Any sublicenses granted by Novo hereunder shall automatically terminate or expire at the same time this Agreement terminates or expires.

13. DISPUTE RESOLUTION

13.1 By Senior Officers. Except as otherwise provided in Section 9.3, all disputes arising under this Agreement will first be submitted in writing for dispute resolution to the Designated Representative of each Party. If the dispute is not resolved within forty-five (45) days, the dispute shall be referred to arbitration in accordance with Section 13.2.

13.2 Arbitration

13.2.1 Rules and Location. Except with respect to disputes arising under Section 9.3, all disputes arising between the Parties under this Agreement that have not been resolved in accordance with Section 13.1 shall be settled by arbitration conducted in accordance with the procedures of the International Chamber of Commerce (“ICC”). The version of the arbitration rules which are in force when the dispute occurs shall be decisive. The arbitration tribunal shall have one arbitrator, who shall be selected from the panels of the ICC by agreement of the Parties, provided, however that if the parties cannot agree on the arbitrator, the arbitration tribunal shall consist of three arbitrators, one selected by Neose, one selected by Novo, and the third selected by the other two arbitrators. The arbitration tribunal may also decide on the validity of the arbitration agreement. The place of the arbitration tribunal shall be Philadelphia, Pennsylvania. The arbitration proceedings, orders and writs shall be in the English language.

13.2.2 Judgments. Any award rendered by the arbitrators shall be binding upon the Parties hereto and shall be final. Judgment upon the award may be entered in any court of record of competent jurisdiction.

13.2.3 Expenses. Each Party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared unless otherwise ordered by the arbitrators.

14. GOVERNMENT APPROVAL

14.1 HSR Filing. Novo, in consultation with Neose, shall make the determination as to whether filing under the HSR Act is required. If any HSR filing is required, to the extent necessary, each Party shall file, as soon as practicable after the date this Agreement is executed, with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) the notification and report form (the “Report”) required under the HSR Act with respect to the transactions as contemplated hereby and shall reasonably cooperate with the other Party to the extent necessary to assist the other Party in the preparation of its Report and to proceed to obtain necessary approvals under the HSR Act, including but not limited to the expiration or earlier termination of any and all applicable waiting periods required by the HSR Act. Each Party shall bear its own expenses, including, without limitation, legal fees, incurred in connection with preparing such filings.

14.2 Obligations. Each Party shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.

14.3 Additional Approvals. Each Party will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest or out-license products or assets or materially change its business if doing so is a condition of obtaining approval under the HSR Act or other governmental approvals of the transactions contemplated by this Agreement.

14.4 Termination. If a Report is required to be filed under the HSR Act, either Party hereto may terminate this Agreement by written notice to the other Party, if, within one hundred twenty (120) days after this Agreement is signed by the Parties, approval of the transactions contemplated by this Agreement under the HSR Act has not been obtained or the notice and waiting period, as may be extended by the FTC, under the HSR Act has not expired without adverse action regarding this Agreement or the transactions contemplated hereby. If this Agreement is terminated pursuant to this Section 14.4, then, notwithstanding any provision in this Agreement to the contrary, neither Party hereto shall have any further obligation to the other Party with respect to the subject matter of this Agreement.

15. MISCELLANEOUS

15.1 Force Majeure. Any delays in or failures of performance by either Party under this Agreement (other than failure to pay amounts due) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to: acts of God, earthquake, new regulations or laws of any government, strikes or other concerted acts of workers; fire, floods, explosions; riots; wars; rebellion; and, sabotage, and any time for performances under this Agreement shall be extended by the time of delay reasonably occasioned by such occurrence. Each Party agrees to notify the other promptly of any factor, occurrence or event coming to its attention that may affect its ability to meet its obligations under this Agreement.

15.2 Notices. Any notice, consent or report (each, a “Notice”) required or permitted to be given by either Party under this Agreement shall be in writing and shall be either personally delivered or sent by facsimile (confirmed by internationally-recognized express courier), or by internationally-recognized express courier (such as Federal Express or DHL), to the other Party at its address set forth below, or such new address as may from time to time be supplied under this Agreement by a Party. Except as otherwise set forth in this Agreement, any Notice shall be effective upon receipt by the addressee. Provided that all postage or delivery charges are prepaid in full by the sender and the Notice has been addressed as set forth in this Agreement:

15.2.2 if such Notice is sent by facsimile (confirmed by internationally recognized express courier which includes a copy of the report showing the date and time of transmission), then the Notice shall be deemed to be received upon transmission (if received on a business day) or the next business day following transmission; and

15.2.3 if such Notice is sent by internationally-recognized express courier, then the Notice shall be deemed to be received two (2) business days after deposit with the courier service.

If to Neose:

Neose Technologies, Inc.

102 Witmer Road

Horsham, PA 19044

Attention: General Counsel

Fax: 215-315-9100

If to Novo:

Novo Nordisk A/S

Novo Allé

2880 Bagsvaerd

Denmark

Attention: Vice President, Business Development

Fax: 011-45-4442-1830

With a copy to the same address:

Attention: General Counsel

Fax: 011-45-4498-0670

15.3 Governing Law. This Agreement and any controversy, claim or dispute arising under this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, United States of America, without regard to the conflicts of law principles of any jurisdiction.

15.4 U.S. Export Laws and Regulations. The Parties hereby acknowledge that their rights and obligations under this Agreement may be subject to the laws and regulations of the United States of America relating to the export of products and technical information. Without limitation, each Party shall comply, and assist the other Party in complying, with all such laws and regulations.

15.5 Assignment

15.5.1 Consent of Other Party. Neither Party may assign any of its rights or obligations under the Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided that either Party may assign (i) any of its rights or obligations under this Agreement in any country to any of its Affiliates, for so long as they remain Affiliates, and (ii) all of its rights or obligations under this Agreement in connection with the merger or similar reorganization or sale of all or substantially all of its assets or a sale of that part of its business relating to the subject matter of the Agreement. A Party shall notify the other Party in writing upon making such assignment.

15.5.2 Certain Assignments by Neose. In the event that Neose assigns all of its rights or obligations under this Agreement in connection with the merger or similar reorganization or sale of all or substantially all of its assets or a sale of that part of its business relating to the subject matter of this Agreement, Novo may, within the thirty (30)-day period following receipt of notice from Neose of such assignment, elect to proceed under this Section 15.5.2 with respect to the provision of any reports required under this Agreement and/or other disclosure of Confidential Information by Novo hereunder. Novo shall make such election by notice in writing addressed to Neose and its successor at the address of Neose set forth in Section 15.2.3 (as amended). From and after an election by Novo under this Section 15.5.2, Novo shall be entitled to provide reports required under this Agreement, and/or to provide any other Confidential Information hereunder, to an independent certified public auditing firm selected by Neose’s successor and reasonably acceptable to Novo, in lieu of providing such reports and/or Confidential Information to Neose’s successor. Such auditing firm shall report to Neose’s successor only (i) whether or not the reports submitted by Novo are accurate and conform to any related payments made to Neose’s successor and (ii) whether or not, in respect of other matters relating to such reports and/or Confidential Information, Novo has complied with its obligations under this Agreement. Novo shall be responsible for and promptly shall pay all fees and expenses of the auditing firm in connection with its services rendered in accordance with this Section 15.5.2.

15.5.3 Binding Effect. Any purported assignment in violation of this Section 15.5 shall be null and void. This Agreement shall bind and inure to the benefit of each Party and its respective permitted successors and assigns.

15.6 Amendments. No change, modification, extension, termination or waiver of the Agreement, or any of the provisions in this Agreement contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties to this Agreement.

15.7 Independent Contractors. The Parties to this Agreement are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Neither Party shall have the right to act on behalf of, or to bind, the other.

15.8 Severability. The provisions of this Agreement are intended to be severable. If any one or more of the provisions of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the Term, it is the intention of the Parties that the remainder of the Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction or any arbitrator(s) appointed pursuant to Section 13.2, a provision which shall be as similar as possible, in economic and business objectives as intended by the Parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.

15.9 Waiver. The waiver by either Party to this Agreement of any right under this Agreement or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right under this Agreement or of any other breach or failure by said other Party whether of a similar nature or otherwise.

15.10 No Third Party Beneficiaries. Each of Neose and Novo intend that only Neose and Novo will benefit from, and are entitled to enforce the provisions of, this Agreement and that no Third Party beneficiary is intended under this Agreement.

15.11 Descriptive Headings; Section and Exhibit References. The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references in this Agreement to a Section or Exhibit shall be interpreted as references to the respective Section or Exhibit of this Agreement unless the context requires otherwise.

15.12 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.13 Entire Agreement. This Agreement, including all exhibits to this Agreement (the “Attachments”), embodies the entire understanding between the Parties and supersedes any prior understanding and agreements between and among them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties to this Agreement relating to the subject matter of this Agreement, which are not fully expressed in this Agreement. If any provisions of any such Attachment conflict with any provisions set forth in this Agreement, the provisions of this Agreement shall take precedence. The Parties acknowledge and agree that the Mutual Nondisclosure Agreement remains in full force and effect with respect to any and all subject matter other than the subject matter of this Agreement or the ****** Agreement.

IN WITNESS WHEREOF, the undersigned Parties, acting through their duly authorized representatives, have executed this Agreement in multiple counterparts.

NEOSE TECHNOLOGIES, INC.

By:	/s/ C. Boyd Clarke
Name:	C. Boyd Clarke
Title:	CEO

NOVO NORDISK A/S

By:	/s/ Mads Krogsgaard Thomsen
Name:	EVP, CSO
Title:

Exhibits Index

Exhibit 1.21	M1 Profile – Parameters for Candidate Selection for New ****** Product

Exhibit 1.22	M1 Profile – Parameters for Candidate Selection for New ****** Product

Exhibit 1.25	Neose Patents as of the date of this Agreement

Exhibit 2.2	Work Plan

Exhibit 5.1.3	Required Agreement for Certain Proposed Sublicensees

Exhibit 9.4	Press Release

EXHIBIT 1.21

M1 Profile – parameters for candidate selection for New

****** Product aiming at providing ****** by administration

******

****** Process

•	******

•	******

•	******

•	******

•	******

•	******

•	******

•	******

•	******

•	******

•	******

****** data; functional profile

•	******

•	******

•	******

******

Safety assessment (pre M1 mainly in ******

•	******

•	******

•	******

EXHIBIT 1.22

M1 Profile – parameters for candidate selection for New

******* Product aiming at providing ******* by administration

*******

******* Process

•	*******

•	*******

•	*******

•	*******

•	*******

•	*******

•	*******

•	*******

•	*******

•	*******

•	*******

******* data; functional profile

•	*******

•	*******

•	*******

*******

Safety assessment (pre M1 mainly in *******

•	*******

•	*******

•	*******

Confidential Information – Neose Technologies, Inc.	EXHIBIT 1.25

NEOSE PATENTS AS OF THE DATE OF THIS AGREEMENT

******
Country	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******	PCT	Granted	******	******	******	******	******
******	DIV	Pending	******	******
******	PCT	Pending	******	******
******	PCT	Published	******	******
******	PCT	Pending	******	******
******	PCT	Published	******	******
******	PCT	Pending	******	******
******	PCT	Granted	******	******	******	******	******
******	ORD	Pending	******	******	******
******	CON	Pending	******	******
******	CON	Published	******	******
******	DIV	Published	******	******
******	CON	Pending	******	******
******	PRO	Expired	******	******
******	RCE	Granted	******	******	******	******	******

******
Country	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******	ORD	Published	******	******	******
******	PRO	Expired	******	******			******
******	PRO	Expired	******	******			******
******	PRO	Expired	******	******			******
******	PRO	Expired	******	******			******

******
Country	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******	CIP	Pending	******	******

******
Country	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******	CON	Pending	******	******

******
Country		Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******		CIP	Pending	******	******

******
Country		Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******		CIP	Pending	******	******

******
Country		Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******		CIP	Pending	******	******

******
Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******		PCT	Published	******	******
******		PCT	Published		******
******		PCT	Published	******	******
******		PCT	Published		******
******		PCT	Published		******
******		ORD	Published	******	******	******
******		CIP	Allowed	******	******
******	D1	DIV	Published	******	******
******	D2	DIV	Published	******	******
******	D3	DIV	Published	******	******
******	D4	DIV	Published	******	******
******	D5	DIV	Published	******	******

Confidential Information – Neose Technologies, Inc.	EXHIBIT 1.25

******
Country	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******	PCT	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	PCT	Granted	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	PCT	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	PCT	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	PCT	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	ORD	Published	******	******	******
******	EPC	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	EPC	Granted	******	******	******	******	******
******	ORD	Granted	******	******	******	******	******
******	CON	Granted	******	******	******	******	******
******	DIV	Granted	******	******	******	******	******

******
Country	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
******	PCT	Granted	******	******	******	******	******
******	PCT	Published	******	******
******	ORD	Published	******	******	******
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Exhibit 2.2 Work Plan

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EXHIBIT 5.1.3

NEOSE TECHNOLOGIES, INC.

FORM OF REQUIRED AGREEMENT FOR PROPOSED SUBLICENSEES

This CONFIDENTIALITY AGREEMENT (this “Agreement”) is made as of this      day of             , 200_, by and between Neose Technologies, Inc., a Delaware corporation (“Neose”), and                              , a                      corporation (“Recipient”).

BACKGROUND

Neose has developed and continues to develop proprietary technologies and related know-how for the glycosylation, design and remodeling of proteins, peptides and antibodies, including, but not limited to its GlycoAdvance™, GlycoPEGylation™ and GlycoConjugation™ technologies (collectively, the “Technology”). Pursuant to a Research, Development and License Agreement dated                          , 2003 (the “License Agreement”), Neose has granted Novo Nordisk A/S, a Danish corporation (“Novo”), certain exclusive worldwide rights under the Technology throughout the world, including certain rights to sublicense. Novo desires to sublicense to Recipient certain rights granted to Novo under the License Agreement. Novo, therefore, desires to disclose to Recipient confidential and proprietary information, which is a part of the Technology and is considered valuable by Neose. As a condition to Novo disclosing such confidential and valuable proprietary information to Recipient, Recipient is entering into this Agreement for Neose’s benefit.

NOW, THEREFORE, in consideration of the foregoing premises and in consideration of Novo disclosing Neose’s confidential and proprietary information to Recipient, and intending to be legally bound hereby, Recipient agrees as follows:

1. Definitions

1.1 “Confidential Information” means any and all proprietary or confidential information of Neose disclosed to Recipient, including, without limitation, all technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, service plans, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Recipient related to Neose, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. The fact that a given piece of information is marked or identified as confidential or proprietary shall conclusively indicate that such information is considered Confidential Information, but the failure to so mark information shall not conclusively determine that such information was or was not considered Confidential Information.

1.2 “Neose Know-How” means any and all formulae, procedures, processes, methods, designs, know-how, show-how, trade secrets, discoveries, inventions (whether or not patentable), patent applications, licenses, software and source code, programs, prototypes, designs, discoveries, techniques, methods, ideas, concepts, data, engineering and manufacturing information, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints and parts lists and other proprietary information, rights and works of authorship, whether or not reduced to writing, controlled by Neose and relating to the Technology

1.3 “Neose Patents” means all patents and patent applications (including all corresponding foreign patents and patent applications, all divisions, continuations, continuations-in-part, reissues, renewals, extensions and additions to any such patents or patent applications) relating to the Technology licensed by Neose to Novo under the License Agreement.

1.4 “Neose Technology” means the Neose Know-How and Neose Patents.

1.5 “Person” means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, syndicate, sole proprietorship, unincorporated organization, government, governmental agency, authority or instrumentality, or any other form of entity not specifically listed in this Agreement.

1.6 “Product” means any of the “Novo Materials” (as defined in the License Agreement modified by using the Neose Technology.

1.7 “Sublicense Agreement” means the agreement under which Novo sublicenses to Recipient certain rights granted by Neose to Novo under the License Agreement.

1.8 “Third Party” means any Person other than Recipient, Neose or Novo.

2. Non-Disclosure; Non-Use; Reasonable Care

2.1 Non-Disclosure. Without the prior written consent of an authorized officer of Neose, Recipient shall not, directly or indirectly, disclose to any Third Party any Confidential Information or Neose Know-How.

2.2 Non-Use. Without the prior written consent of an authorized officer of Neose, Recipient shall not, directly or indirectly, use any of the Confidential Information or Neose Technology for its own benefit or for the benefit of any Third Party.

2.3 Reasonable Care. Recipient shall take all reasonable measures to protect the secrecy of, and avoid the unauthorized disclosure or use of, the Confidential Information and Neose Technology, including, without limitation, the following: (i) Recipient shall exercise the highest degree of care that Recipient uses to protect

Recipient’s own confidential and proprietary information of a similar nature; (ii) Recipient shall disclose Confidential Information and/or Neose Know-How only to its employees and contractors who have a need to know; and (iii) Recipient shall require anyone who has access to any of the Confidential Information and/or Neose Know-How to sign or be a party to an effective agreement with Recipient, applicable to the Confidential Information and Neose Know-How, containing provisions that are substantially similar to the terms of this Agreement. Recipient shall notify Neose in writing of any disclosure, misuse or misappropriation of any Confidential Information or Neose Technology that may come to Recipient’s attention.

3. Acknowledgements. Recipient acknowledges and agrees that: (i) this Agreement is necessary for the protection of the legitimate business interests of Neose; (ii) the execution of this Agreement by an authorized representative of Recipient and delivery of this Agreement to Neose is a mandatory condition precedent to Novo disclosing any Confidential Information and any information concerning the Neose Technology to Recipient, without which Neose would not permit Novo to disclose such information; (iii) neither Neose nor Novo has granted to Recipient any rights under the Neose Technology in any manner; and (iv) because of the unique nature of the Confidential Information and Neose Technology and its broad applicability to the manufacture and remodeling of glycoproteins, Neose will not have an adequate remedy at law if Recipient breaches any term of this Agreement.

4. Return of Materials. Upon the earlier of termination of Novo’s license to the Neose Technology under the License Agreement or termination of the Sublicense Agreement, Recipient shall: (i) discontinue all use of the Confidential Information and Neose Technology; (ii) destroy any and all items in its possession containing any Confidential Information or Neose Technology; and (iii) certify in writing to Neose, within ten (10) days after Neose’s request therefor, that Recipient has taken all actions described in this Section 4.

5. Intellectual Property

5.1 Ownership Rights. All right, title and interest under patent, copyright, trade secret and trademark law and any other intellectual property or other law (collectively, “Ownership Rights”), in and to the Confidential Information and Neose Technology shall remain at all times with Neose. Any and all Ownership Rights to developments, discoveries, inventions, additions, amendments, modifications, ideas, processes, methods, compositions, formulae, techniques, information and data, whether or not patentable, relating to the Neose Technology, which is made, conceived or reduced to practice by Neose, Novo or Recipient or any combination of them (“Neose Improvements”) shall be owned by Neose and shall be deemed to part of the Neose Technology for all purposes.

5.2 Assignment. To the extent that Recipient may retain any Ownership Rights in any Neose Improvements, Recipient hereby irrevocably assigns and transfers to Neose any and all such Ownership Rights, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, and Neose shall be entitled to receive and hold in its own name all such Ownership Rights. With respect to any Ownership Rights that Recipient may assign and transfer to Neose under this Section 5.2, at the request of Neose, and at Neose’s expense, either before or after termination of this Agreement, Recipient shall assist Neose in acquiring and maintaining patent, copyright, trade secret and trademark protection upon, and confirming Neose’s title in and to, any such Ownership Rights. Recipient’s assistance shall include, but shall not be limited to, signing all applications, and any other documents and instruments for patent, copyright and any other proprietary rights, cooperating in legal proceedings, and taking any other actions considered necessary or desirable by Neose. For the purpose of facilitating the above assignment, Recipient agrees that any and all employees and contractors employed or engaged by Recipient and providing any service in connection with the use of the Neose Technology, prior to providing such service, shall have agreed in writing to covenants consistent with Recipient’s covenants set forth in this Section 5.2

6. Exceptions. The non-disclosure obligations with respect to Confidential Information and Neose Know-How set forth in Section 2.1 shall not apply to any information that: (i) at the time of disclosure by or on behalf of Novo or Neose to Recipient is in, or after disclosure by or on behalf of Novo or Neose becomes part of, the public domain through no improper act on the part of Recipient or on the part of any of Recipient’s employees, independent contractors, advisors or consultants; (ii) is disclosed, published or disseminated by Neose without any confidentiality constraints; (iii) was in Recipient’s possession free of any obligation of non-disclosure or non-use at the time of disclosure to Recipient, as shown by written evidence; (iv) Recipient receives from a Third Party free of any obligation of non-disclosure or non-use, but only if such Third Party had no direct or indirect obligation to Neose not to disclose such information; (v) was developed by Recipient independent of information received hereunder, as shown by its written records; or (vi) subject to Section 7, is required to be disclosed by law or pursuant to legal, judicial or administrative process.

7. Notice of Required Disclosure. If Recipient is required by judicial or administrative process to disclose any Confidential Information or Neose Know-How, then Recipient shall promptly notify Neose and, before disclosing such Confidential Information or Neose Know-How, allow Neose a reasonable time to oppose such process.

8. Successors; Assignment. This Agreement shall be binding upon Recipient and Recipient’s successors and assigns and inure to the benefit of Neose and its successors and assigns. Recipient may not assign its rights or delegate its obligations under this Agreement, in whole or in part, except with the prior written consent of Neose, which consent shall not be unreasonably withheld. Neose may assign this Agreement without seeking or obtaining Recipient’s consent.

9. Governing Law. This Agreement and any controversy, claim or dispute arising under this Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, United States of America, without regard to the conflicts of law principles of any jurisdiction.

10. Remedies. In addition to any other remedies that may be available, at law, in equity or otherwise, Neose shall be entitled to obtain injunctive relief to enforce the provisions of this Agreement without necessity of posting bond.

11. Entire Agreement. This Agreement contains the entire agreement and understanding relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings. This Agreement may not be changed or modified, except in a writing signed by both Neose and Recipient. The failure or delay of Neose to exercise any right under this Agreement shall not be deemed a waiver of any rights under this Agreement.

IN WITNESS WHEREOF, each party has caused its authorized representative to execute this Agreement as of the date first written above.

NEOSE TECHNOLOGIES, INC.	[INSERT NAME OF RECIPIENT]

By:	By:
Name:	Name:
Title:	Title:

[GRAPHIC APPEARS HERE]

NEOSE TECHNOLOGIES, INC.

102 Witmer Road, Horsham, PA 19044 215.315.9000

fax:215.315.9100

email: info@neose.com    www.neose.com

Neose Technologies and Novo Nordisk Sign License Agreements for

Improved Therapeutic Proteins

Up to $55.6 Million in Upfront and Milestone Payments

HORSHAM, PA, November 17, 2003. Neose Technologies, Inc. (NasdaqNM: NTEC) announced today that it has entered into two research, development and license agreements with Novo Nordisk A/S (NYSE: NVO) to use Neose’s GlycoPEGylation™ technology to develop three next-generation proteins within Novo Nordisk’s therapeutic areas, one of which is currently marketed by them.

The license agreements are the result of the research and development collaboration agreements Neose and Novo Nordisk executed in 2002 and the successful application of Neose’s GlycoPEGylation technology to three complex proteins.

Under the terms of the new agreements, Neose will receive a $4.3 million upfront fee and up to $51.3 million in milestone payments based on the progress of the programs. Novo Nordisk is responsible for funding Neose’s research and development activities under the agreements, and Neose will receive royalties on sales of any products commercialized under the agreements. In addition, Neose could receive additional milestones and royalties on new indications for the two proteins not currently marketed by Novo Nordisk.

“We are pleased that the success of our original collaboration with Novo Nordisk has led to a broader collaboration on multiple proteins for various indications. Our work with Novo Nordisk highlights the potential of our GlycoPEGylation technology to make clinically significant improvements to therapeutic proteins,” said C. Boyd Clarke, Neose president, chief executive officer and chairman. “We look forward to moving into the next phase of developing these proteins with a leader in the field.”

About GlycoPEGylation

Neose’s GlycoPEGylation technology can extend and customize protein half-life by uniquely linking various size polyethylene glycol (PEG) polymers to glycans that are remote from the protein’s active site, thereby preserving activity. Proteins that have not benefited from traditional chemical pegylation may benefit from GlycoPEGylation.

About Novo Nordisk

Novo Nordisk is a focused healthcare company. With the broadest diabetes product portfolio in the industry, including the most advanced products within the area of insulin delivery systems, Novo Nordisk is a world leader in diabetes care. In addition, Novo Nordisk has a leading position within haemostasis management, growth hormone therapy and hormone replacement therapy. Novo Nordisk manufactures and markets pharmaceutical products and services that make a significant difference to patients, the medical profession and society. With headquarters in Denmark, Novo Nordisk employs approximately 18,700 people in 68 countries and markets its products in 179 countries. Novo Nordisk’s B shares are listed on the stock exchanges in Copenhagen and London. Its ADRs are listed on the New York Stock Exchange under the symbol ‘NVO’. For further company information visit www.novonordisk.com

About Neose

Neose is a biopharmaceutical company focused on the improvement of protein therapeutics through the application of its proprietary technologies. By applying its GlycoAdvanceTM and GlycoPEGylationTM technologies, Neose is developing proprietary protein drugs that are improved versions of currently marketed therapeutics with proven efficacy. These second generation proteins are expected to offer significant advantages, including less frequent dosing and improved safety and efficacy. In addition to developing its own products and co-developing products with others, Neose is entering into strategic partnerships for the inclusion of its technologies into products being developed by other biotechnology and pharmaceutical companies.

CONTACTS:

Neose Technologies, Inc.

Robert I. Kriebel

Sr. Vice President and Chief Financial Officer

Barbara Krauter

Manager, Investor Relations

(215) 315-9000

For more information, please visit www.neose.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are

“forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section entitled “Risk Factors” of our Registration Statement on Form S-3 dated June 20, 2003, and discussions of potential risks and uncertainties in our subsequent filings with the SEC.